As filed with the Securities and Exchange Commission on November 26, 2003
Registration No. 333-109068

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Central Freight Lines, Inc.

(Exact name of registrant as specified in its charter)

Nevada	4213	74-2914331
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5601 West Waco Drive

Waco, Texas 76710
(254) 772-2120
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert V. Fasso

Chief Executive Officer and President
Central Freight Lines, Inc.
5601 West Waco Drive
Waco, Texas 76710
(254) 772-2120
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark A. Scudder Heidi Hornung-Scherr David J. Routh Scudder Law Firm, P.C., L.L.O. 411 South 13th Street, Suite 200 Lincoln, Nebraska 68508 (402) 435-3223	Seth R. Molay, P.C. Gemma L. Descoteaux Akin Gump Strauss Hauer & Feld LLP 1700 Pacific Avenue, Suite 4100 Dallas, Texas 75201-4675 (214) 969-2800

      Approximate date of commencement of proposed sale to the public: as soon as practical after this registration statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.     ☐

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     ☐

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

      This Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-109068) is being filed solely for the purpose of filing Exhibit 1.1 thereto.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waco, State of Texas, on November 24, 2003.

CENTRAL FREIGHT LINES, INC.

By:	/s/ ROBERT V. FASSO

Name: Robert V. Fasso
Title: Chief Executive Officer and President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons or their duly authorized attorney-in-fact in the capacities and on the dates indicated.

November 24, 2003	By: /s/ ROBERT V. FASSO

	Name:	Robert V. Fasso
	Title:	President, CEO, and Director (principal executive officer)

November 24, 2003	By: /s/ JEFFREY A. HALE

	Name:	Jeffrey A. Hale
	Title:	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

November 24, 2003	By: /s/ JERRY MOYES*

	Name:	Jerry Moyes
	Title:	Chairman of the Board of Directors

*By Mark A. Scudder under Power of Attorney

II-4

INDEX TO EXHIBITS

Number	Description

1.1*	Form of Underwriting Agreement.
2.1**	Amended and Restated Asset Purchase Agreement dated April 18, 2002, by and among Central Refrigerated Service, Inc., a Nebraska corporation, and Simon Transportation Services Inc., a Nevada corporation, and its subsidiaries, Dick Simon Trucking, Inc., a Utah corporation, and Simon Terminal, LLC, an Arizona limited liability company.
2.2(a)**	Separation Agreement dated November 30, 2002, by and among Central Freight Lines, Inc., a Texas corporation, Central Refrigerated Service, Inc., a Nebraska corporation, the Jerry and Vickie Moyes Family Trust, Interstate Equipment Leasing, Inc., an Arizona corporation, and Jerry Moyes individually.
2.2(b)**	Amendment Number One to Separation Agreement dated December 23, 2002, by and among Central Freight Lines, Inc., a Texas corporation, Central Refrigerated Service, Inc., a Nebraska corporation, the Jerry and Vickie Moyes Family Trust, Interstate Equipment Leasing, Inc., an Arizona corporation, and Jerry Moyes individually.
2.2(c)***	Amendment Number Two to Separation Agreement effective as of October 28, 2003, by and among Central Freight Lines, Inc., a Texas corporation, Central Refrigerated Service, Inc., a Nebraska corporation, the Jerry and Vickie Moyes Family Trust, Interstate Equipment Leasing, Inc. an Arizona corporation, and Jerry Moyes individually.
2.3**	Agreement and Plan of Merger, dated as of June 9, 1999, by and among Jaguar Fast Freight, Inc., an Arizona corporation, and Central Freight Lines, Inc., a Texas corporation and the stockholders of Jaguar.
3.1(a)**	Articles of Incorporation of Central Freight Lines, Inc., a Nevada corporation.
3.1(b)***	Amended and Restated Articles of Incorporation of Central Freight Lines, Inc., a Nevada corporation.
3.2**	Bylaws of Central Freight Lines, Inc., a Nevada corporation.
4.2(a)**	Articles of Incorporation filed as Exhibit 3.1(a) to this Registration Statement and incorporated herein by reference.
4.2(b)**	Form of Amended and Restated Articles of Incorporation filed as Exhibit 3.1(b) to this Registration Statement and incorporated herein by reference.
4.3**	Bylaws filed as Exhibit 3.2 to this Registration Statement and incorporated herein by reference
4.4**	Stockholders’ Agreement, dated as of June 11, 1999, by and among Jerry Moyes, Richard Slater, Mark Fabritz, Kent Chapman, and Larry Rockwell.
5.1****	Opinion of Scudder Law Firm, P.C., L.L.O.
10.1(a)**	Central Freight Lines, Inc. 401(k) Savings Plan
10.1(b)**	First Amendment to Central Freight Lines, Inc. 401(k) Savings Plan
10.2(a)**	Central Freight Lines, Inc. Incentive Stock Plan
10.2(b)**	Form of Stock Option Agreement
10.3**	Form of Outside Director Stock Option Agreement
10.4(a)**	Revolving Credit Loan Agreement dated April 30, 2002, by and between Central Freight Lines, Inc., a Texas corporation, and Suntrust Bank, a Georgia state banking corporation.
10.4(b)**	First Amendment to Revolving Credit Loan Agreement and First Amendment to Revolving Credit Note dated June 26, 2002, by and between Central Freight Lines, Inc., a Texas corporation, and Suntrust Bank, a Georgia state banking corporation.
10.4(c)**	Second Amendment to Revolving Credit Loan Agreement and Second Amendment to Revolving Credit Note dated February 5, 2003, by and between Central Freight Lines, Inc., a Texas corporation, and Suntrust Bank, a Georgia state banking corporation.
10.4(d)**	Third Amendment to Revolving Credit Loan Agreement dated March 21, 2003, by and between Central Freight Lines, Inc., a Texas corporation, and Suntrust Bank, a Georgia state banking corporation.

Number	Description

10.4(e)**	Fourth Amendment to Revolving Credit Loan Agreement dated May 19, 2003, by and between Central Freight Lines, Inc., a Texas corporation, and Suntrust Bank, a Georgia state banking corporation.
10.4(f)**	Fifth Amendment to Revolving Credit Loan Agreement dated July 5, 2003, by and between Central Freight Lines, Inc., a Texas corporation, and Suntrust Bank, a Georgia state banking corporation.
10.4(g)**	Sixth Amendment to Revolving Credit Loan Agreement dated September 22, 2003 by and between Central Freight Lines, Inc., a Texas corporation, and Suntrust Bank, a Georgia state banking corporation.
10.4(h)**	Seventh Amendment to Revolving Credit Loan Agreement dated September 22, 2003 by and between Central Freight Lines, Inc., a Texas corporation, and Suntrust Bank, a Georgia state banking corporation.
10.4(i)**	Third Amendment to Revolving Credit Note dated May 19, 2003 by and between Central Freight Lines, Inc., a Texas corporation, and Suntrust Bank, a Georgia state banking corporation.
10.4(j)**	Third Amendment (sic) to Revolving Credit Note dated September 22, 2003 by and between Central Freight Lines, Inc., a Texas corporation, and Suntrust Bank, a Georgia state banking corporation.
10.5**	Guaranty dated April 30, 2002, by Central Freight Lines, Inc., a Nevada corporation, in favor of Suntrust Bank, a Georgia state banking corporation.
10.6**	Security Agreement dated April 30, 2002, by and among Central Freight Lines, Inc., a Texas corporation, Jerry C. Moyes, and Suntrust Bank, a Georgia state banking corporation.
10.7**	Note dated April 30, 2002, by Jerry C. Moyes in favor of Central Freight Lines, Inc., a Texas corporation.
10.8(a)**	Loan Agreement dated April 30, 2002, by and among Central Receivables, Inc., a Nevada corporation, Three Pillars Funding Corporation, a Delaware corporation, and Suntrust Capital Markets, Inc., a Tennessee corporation, as agent.
10.8(b)**	First Amendment to Loan Agreement dated April 29, 2003, by and among Central Receivables, Inc., a Nevada corporation, Three Pillars Funding Corporation, a Delaware corporation, and Suntrust Capital Markets, Inc., a Tennessee corporation, as agent.
10.9**	Receivables Purchase Agreement dated April 30, 2002, by and between Central Freight Lines, Inc., a Texas corporation, and Central Receivables, Inc., a Nevada corporation.
10.10**	Second Amended and Restated Master Lease Agreement — Parcel Group A dated February 20, 2003 by and between Southwest Premier Properties, L.L.C., a Texas limited liability company, and Central Freight Lines, Inc., a Texas corporation.
10.11**	Second Amended and Restated Master Lease Agreement — Parcel Group B dated February 20, 2003 by and between Southwest Premier Properties, L.L.C., a Texas limited liability company, and Central Freight Lines, Inc., a Texas corporation.
10.12**	Amended and Restated Lease dated February 20, 2003 by and between JVM Associates and Central Freight Lines, Inc., a Texas corporation.
10.13**	Amended and Restated Lease dated February 20, 2003 by and between Jerry and Vickie Moyes and Central Freight Lines, Inc., a Texas corporation.
10.14**	Amended and Restated Lease dated February 20, 2003 by and between Jerry and Vickie Moyes and Central Freight Lines, Inc., a Texas corporation
10.15**	Employment Agreement dated January 7, 2002, by and between Central Freight Lines, Inc., a Texas corporation, and Robert V. Fasso.
10.16**	Employment Offer Letter to Doak D. Slay, dated December 23, 2002, by Central Freight Lines, Inc., as countersigned by Doak D. Slay.
10.17**	Equity Advancement Letter to Doak D. Slay, dated July 9, 2003, by Central Freight Lines, Inc., as countersigned by Doak D. Slay and Denise D. Slay.
10.18**	Employment Offer Letter to J. Mark Conard, dated August 16, 2003, by Central Freight Lines, Inc.

Number	Description

10.19**	Employment Offer Letter to Jeffrey A. Hale, dated June 7, 2002, by Central Freight Lines, Inc.
10.20**	Employment Separation Agreement and Release, dated as of February 21, 2002, to be effective as of March 9, 2002, by and between Central Freight Lines, Inc. and Joseph Gentry.
10.21**	Consulting Agreement, dated February 20, 2002, by and between Joseph B. Gentry and Central Freight Lines, Inc., a Nevada corporation.
10.22**	Contract for the Sale of Land dated September 19, 2003, between Doak D. Slay and Denise D. Slay and Central Freight Lines, Inc.
10.23(a)**	Indemnification Agreement, effective as of December 31, 2002, by and between Central Freight Lines, Inc., a Texas corporation, and Central Refrigerated Service, Inc., a Nebraska corporation.
10.23(b)***	Amendment Number One to Indemnification Agreement effective as of December 31, 2002, by and between Central Freight Lines, Inc., a Texas corporation, and Central Refrigerated Service, Inc., a Nebraska corporation.
21**	Subsidiaries of Central Freight Lines, Inc., a Nevada corporation.
23.1	Consent of Scudder Law Firm, P.C., L.L.O. (see Exhibit 5.1).
23.2****	Consent of KPMG LLP.
23.3**	Consent of Duane W. Acklie to serve as Director.
23.4**	Consent of Porter J. Hall to serve as Director.
23.5**	Notice Regarding Consent of Arthur Andersen LLP.
23.6***	Consent of John Breslow to serve as Director.
23.7***	Consent of Gordon W. Winburne to serve as Director.
24.1**	Power of Attorney.

*	Filed herewith.

**	Previously filed on September 24, 2003.

***	Previously filed on November 3, 2003.

****	Previously filed on November 24, 2003.